Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Al Marchetti
Senior Director - Investor Relations
Phone:	847-735-4023

Contact:	Lee Gordon
Director - Marine Communications and Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Third Quarter Results

Third Quarter GAAP Diluted EPS of $(2.74)1 and As Adjusted Diluted EPS of $1.10

Pipeline Inventory Reduction Ahead of Plan; Units in Field Already Slightly Below Prior Year

2019 Guidance: As Adjusted Diluted EPS of Approximately $4.25

Maintain 2020 As Adjusted Diluted EPS Target of $5.00 to $5.50 per share

METTAWA, Ill., October 24, 2019 -- Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2019:
Third Quarter 2019 Highlights:

	Q3 2019
$ millions (except per share data)	GAAP	Incr (Decr)	As Adjusted	Incr (Decr)
Net Sales	$976.6	(6.5)%	$976.6	(5.7)%
Operating Earnings	$119.7	21.9%	$135.8	(2.6)%
Operating Margin	12.3%	290 bps	13.9%	40 bps
Diluted EPS	$(2.74)		$1.10

bps = basis points

1GAAP Diluted EPS includes an after-tax, non-cash charge of $311.3 million related to pension settlement costs; please see page 3 of this release and the tables in the Appendix for more information and reconciliations

"Our third quarter performance reflects the continued successful execution of our marine strategy and reinforces the tremendous confidence we have in the future growth opportunities within each of our businesses," said Brunswick Chief Executive Officer David Foulkes. "Both gross and operating margins expanded during the quarter, despite anticipated decreases in sales, demonstrating the positive effects of our cost reduction activities as well as the strength of our overall business portfolio including the Power Products business acquired in August of last year. The more favorable retail demand environment across the U.S. in the third quarter of 2019, along with planned lower wholesale shipment activity during the quarter, resulted in better than expected pipeline inventory improvements across boat and engine product lines, with field inventories for boats now down slightly on a unit basis versus the prior year. We are confident that we will achieve our year-end pipeline goals, setting up for a clean start to 2020.

"Overall retail trends turned more positive during the quarter, with Boston Whaler in particular enjoying strong retail sales, especially boats over 33 feet. Higher horsepower outboard engine demand remains strong, and our capacity investments related to these engines, which will enable us to satisfy pent-up demand and expand market share, remain on target for completion in the fourth quarter. Including the 400 and 450R horsepower outboard engines launched earlier in the year, the strength of our high horsepower outboard engine family will be on full display next week at the Fort Lauderdale International Boat Show. Our continued focus on new products and technology will also be evident at the show, with the debut of a number of exciting new boat models, including the all-new Boston Whaler 325 and 405 Conquest, and the Sea Ray Sundancer 320 Coupe, all equipped with Brunswick's latest connected-boat technology," Foulkes continued.

"We continue to diligently execute our capital strategy and we have made excellent progress against our $400 million share repurchase commitment, which remains on track for completion by the end of the year. In addition, early in the quarter, we finalized the exit of our remaining defined benefit pension plans that resulted in an after-tax, non-cash settlement charge of $311.3 million and we completed the retirement of our $150 million of outstanding 2021 senior notes in August. Finally, Freedom Boat Club, our most recent acquisition, announced its 200th franchise location during the quarter and continues to perform as anticipated," Foulkes concluded.

Discontinued Operations

On June 27, 2019, Brunswick completed the sale of its Fitness business. Starting with the second quarter of 2019, the historical and future results of this business are now reported as discontinued operations. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change and reflect continuing operations only, unless otherwise noted.

2019 Third Quarter Results

For the third quarter of 2019, Brunswick reported consolidated net sales of $976.6 million, down from $1,044.1 million a year earlier, which included $9.0 million of sales related to Sport Yacht and Yachts. Diluted EPS for the quarter was ($2.74) on a GAAP basis and $1.10 on an as adjusted basis. Comparative third quarter earnings results, including reconciliations of GAAP to as adjusted amounts, are shown below:

	Operating Earnings		Diluted Earnings Per Share
$ millions (except per share data)	Q3 2019	Q3 2018	Q3 2019	Q3 2018
GAAP	$119.7	$98.2	$(2.74)	$0.86
Restructuring, exit, impairment, and other charges	8.1	9.4	0.15	0.07
Purchase accounting amortization	7.5	9.4	0.05	0.08
Acquisition related costs	0.5	10.5	0.00	0.14
Sport yacht & yachts	—	11.9	—	0.11
Pension settlement charge	—	—	3.66	—
Loss on early extinguishment of debt	—	—	0.01	—
Special tax items	—	—	(0.03)	(0.12)
As Adjusted	$135.8	$139.4	$1.10	$1.14
Percent Decrease	(2.6)%		(3.5)%

GAAP Operating Margin	12.3%	9.4%	290 bps
Adjusted Operating Margin	13.9%	13.5%	40 bps

bps = basis points

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $377.8 million at the end of the third quarter, up $74.4 million from year-end 2018 levels. The increase includes net cash provided by operating activities during the first nine months of the year of $254.2 million, which was higher by $64.2 million primarily as a result of lower pension contributions partially offset by more unfavorable changes in working capital during the year. Cash flow from discontinued operations of $444.0 million primarily relates to proceeds received from the sale of the Fitness business.

Investing and financing activities resulted in a net cash usage of $620.6 million during the first nine months of 2019, and included $231.1 million of share repurchases, $178.4 million of capital expenditures, $94.9 million of net payments from retirements and issuances of debt, $64.1 million related to an acquisition, and $54.1 million of dividend payments.

Marine Engine Segment - Financial Highlights

$ millions	Q3 2019	Q3 2018	Incr (Decr)
Net Sales	$770.2	$802.7	(4.0)%

Operating Earnings GAAP	$135.8	$128.1	6.0%
Restructuring, exit, & impairment charges	3.5	—	NM
Purchase accounting amortization	7.1	9.4	(24.5)%
Acquisition related costs	—	10.5	NM
Operating Earnings, as adjusted	$146.4	$148.0	(1.1)%
NM = not meaningful

The Marine Engine segment, which manufactures and distributes marine propulsion systems and related parts and accessories, reported sales reductions in the quarter as the addition of Power Products and continued gains in higher horsepower outboard engine categories were partially mitigated by the impacts of planned reductions in outboard engines 150 horsepower and below resulting from the challenging market environment in the first half of the year, as well as lower sales of sterndrive engines.

Operating earnings comparisons were affected by acquisition-related costs in 2018. Excluding this factor, earnings were down slightly as cost reductions, benefits from Power Products, and a more favorable sales mix were mostly neutralized by lower volumes, primarily in the lower horsepower engine categories. Operating margins continued to expand during the quarter despite revenue softness.

Boat Segment - Financial Highlights

$ millions	Q3 2019	Q3 2018	Incr (Decr)
Net Sales GAAP	$277.1	$322.6	(14.1)%
Sport Yacht & Yacht	—	(9.0)	NM
Net Sales, as adjusted	$277.1	$313.6	(11.6)%

Operating Earnings GAAP	$3.7	$(5.0)	NM
Restructuring, exit, & impairment charges	3.4	9.4	(64.0)%
Acquisition related costs	0.5	—	NM
Purchase accounting amortization	0.4	—	NM
Sport yacht and yacht operating losses	—	11.9	NM
Operating Earnings, as adjusted	$8.0	$16.3	(50.9)%

The Boat segment, which manufactures and distributes recreational boats, and includes Business Acceleration operations, had sales and operating earnings comparisons that were both affected by the exit from the Sport Yacht and Yacht business in the second-half of 2018. Excluding this factor, sales decreased primarily due to planned reductions in wholesale unit shipments in response to the challenging retail market environment in the first half of the year. Slight sales gains in recreational fiberglass were offset by planned reductions in saltwater fishing, pontoons, and value aluminum products. The Freedom Boat Club acquisition contributed approximately 2 percent of sales in the quarter. Operating earnings were lower as benefits from cost control measures were exceeded by the impact of lower volume and production rates required to right-size pipelines to healthy levels by year-end.

2019 and 2020 Outlook

"2019 is shaping up to be another year of record earnings, led by solid improvements in gross and operating margins, with strong free cash flow generation. Each of our businesses continue to benefit from steady investment in new products and technology and we believe we are well positioned for success in 2020 and beyond," said Foulkes.

"Our outlook for 2019 remains relatively consistent with the July earnings call, with slight overall revenue growth versus prior year, with Power Products adding 4 percent of growth to consolidated sales comparisons. We continue to project U.S. marine industry retail unit demand for the year being down mid-single digit percent versus 2018. Marine Engine segment global sales are expected to grow between 2 and 3 percent and Boat segment global sales are expected to be down between 6 and 7 percent.

"In addition to strong sales contributions from completed acquisitions, we anticipate growth in higher horsepower outboard engines and certain of our premium boat brands, and expect stable performance by the parts and accessories business. Anticipated headwinds include lower sales of outboard engines 150 horsepower and below, value boat products, and purposeful reductions in wholesale shipments of certain Boston Whaler product lines in advance of multiple, impending new product launches. Expected margin improvements include benefits from new products, favorable trends in sales mix, cost reduction and containment initiatives, and acquisition contributions, while tariffs and currency fluctuations remain headwinds. We anticipate adjusted operating earnings to increase by a mid-single digit percent.

"Our guidance for full-year 2019 diluted EPS, as adjusted, is now approximately $4.25. This incorporates production adjustments and lower wholesale shipments that will continue for the remainder of the year in order to fully achieve our pipeline target of weeks on hand being flat to slightly down, with units meaningfully down versus 2018.

"Our 2019 plan positions us well heading into 2020 where we remain confident in our adjusted EPS target of $5.00 to $5.50, assuming relatively steady macro-economic conditions and a retail marine market that is flat compared to 2019. This confidence is bolstered by our capital strategy as well as our organic growth opportunities, including benefits from increased high horsepower outboard engine capacity, stable pipelines versus reductions in 2018, the steady growth of our parts and accessories business, and the impacts of new products and services," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to the Power Products and Freedom Boat Club acquisitions.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will host a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, William L. Metzger, senior vice president and chief financial officer, Ryan M. Gwillim, vice president - finance and treasurer and Alexander F. Marchetti, senior director of investor relations. The call will be broadcast over the Internet at brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 866-353-8985 (passcode: Brunswick Q3). Callers outside of North America should call 409-217-8085 (passcode: Brunswick Q3) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 2 p.m. EDT Wednesday October 30, 2019, by calling 855-859-2056 or international dial 404-537-3406 (passcode: 4783969). The replay will also be available at www.brunswick.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending, tight consumer credit markets, and the level of consumer confidence on the demand for our products and services; our ability to successfully implement our strategic plan and growth initiatives; our ability to integrate targeted acquisitions, including the Global Marine & Mobile Business of Power Products; having to record an impairment to the value of goodwill and other assets; changes to U.S. trade policy and tariffs; the inability to identify and complete targeted acquisitions; the potential for disruption to our business in connection with the Power Products acquisition, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with these transactions; the possibility that the expected synergies and value creation from these transactions will not be realized or will not be realized within the expected time period; negative currency trends, including shifts in exchange rates; fiscal policy concerns; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; adverse economic, credit, and capital market conditions; loss of key customers; attracting and retaining skilled labor and implementing succession plans for key leadership; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of new tariffs on raw materials, increased demand for shipping carriers, and transportation disruptions; higher energy and fuel costs; our ability to protect our brands and intellectual property; absorbing fixed costs in production; managing our manufacturing footprint; outages, breaches, or other cybersecurity events regarding our technology systems, which could result in lost or stolen information and associated remediation costs; managing our share repurchases; competitive pricing pressures; our ability to develop new and innovative products and services at a competitive price, in legal compliance with existing rules; maintaining product quality and service standards; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; certain divisive shareholder activist actions; joint ventures that do not operate solely for our benefit; international business risks; and weather and catastrophic event risks.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2018 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Power Products Integrated Solutions; MotorGuide trolling motors; Attwood,

Garelick, and Whale marine parts; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club, NAUTIC-ON, OnBoard Boating Club and Rentals. For more information, visit https://www.brunswick.com.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Three Months Ended
	September 28, 2019	September 29, 2018	% Change
Net sales	$976.6	$1,044.1	-6%
Cost of sales	699.7	765.8	-9%
Selling, general and administrative expense	120.1	141.3	-15%
Research and development expense	29.7	29.4	1%
Restructuring, exit and impairment charges	7.4	9.4	-21%
Operating earnings	119.7	98.2	22%
Equity earnings	1.9	1.6	19%
Pension settlement charge	(294.1)	—	NM
Other income (expense), net	0.1	(0.7)	NM
Earnings (loss) before interest and income taxes	(172.4)	99.1	NM
Interest expense	(18.8)	(13.1)	44%
Interest income	1.6	1.0	60%
Transaction financing charges	—	(5.1)
Earnings (loss) before income taxes	(189.6)	81.9	NM
Income tax provision	43.3	6.7	NM
Net earnings (loss) from continuing operations	$(232.9)	$75.2	NM

Discontinued operations:
Loss from discontinued operations, net of tax	$(2.9)	$(5.2)	-44%
Loss on disposal of discontinued operations, net of tax	(3.5)	—	NM
Net loss from discontinued operations, net of tax	(6.4)	(5.2)	23%
Net earnings (loss)	$(239.3)	$70.0	NM

Earnings (loss) per common share:
Basic
Earnings (loss) from continuing operations	$(2.74)	$0.86	NM
Loss from discontinued operations	(0.08)	(0.06)	33%
Net earnings (loss)	$(2.82)	$0.80	NM

Diluted
Earnings (loss) from continuing operations	$(2.74)	$0.86	NM
Loss from discontinued operations	(0.08)	(0.06)	33%
Net earnings (loss)	$(2.82)	$0.80	NM

Weighted average shares used for computation of:
Basic earnings (loss) per common share	85.0	87.3
Diluted earnings (loss) per common share	85.0	87.9

Effective tax rate	NM	8.2%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)

	Three Months Ended
	September 28, 2019	September 29, 2018	% Change
Reconciliations
Net sales	$976.6	$1,044.1	-6%
Sport yacht & yachts (1)	—	(9.0)
Adjusted net sales	$976.6	$1,035.1	-6%

Gross margin	$276.9	$278.3	-1%
Sport yacht & yachts (1)	—	8.3
Purchase accounting amortization (2)	—	4.6
Adjusted gross margin	$276.9	$291.2	-5%

Operating earnings	$119.7	$98.2	22%
Restructuring, exit, impairment and other charges (3)	8.1	9.4
Purchase accounting amortization (2)	7.5	9.4
Acquisition-related costs (2)	0.5	10.5
Sport yacht & yachts (1)	—	11.9
Adjusted operating earnings	$135.8	$139.4	-3%

Earnings (loss) before income taxes	$(189.6)	$81.9	NM
Restructuring, exit, impairment and other charges (3)	8.1	9.4
Pension settlement charge (4)	294.1	—
Purchase accounting amortization (2)	7.5	9.4
Loss on Early Extinguishment of Debt (5)	0.8	—
Acquisition related costs (2)	0.5	15.6
Sport yacht & yachts (1)	—	11.9
Adjusted pretax earnings	$121.4	$128.2	-5%

Diluted earnings (loss) per common share from continuing operations	$(2.74)	$0.86	NM
Restructuring, exit, impairment and other charges (3)	0.15	0.07
Pension settlement charge (4)	3.66	—
Purchase accounting amortization (2)	0.05	0.08
Loss on Early Extinguishment of Debt (5)	0.01	—
Acquisition related costs (2)	0.00	0.14
Sport yacht & yachts (1)	—	0.11
Special tax items	(0.03)	(0.12)
Adjusted diluted earnings per common share from continuing operations	$1.10	$1.14	-4%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yacht operations. Sport yacht & yachts had operating losses of $11.9 million for the three months ended September 29, 2018, consisting of $9.0 million of Net sales, $17.3 million of Cost of sales (COS) and $3.6 million of Selling, general and administrative expense (SG&A).

(2) In the third quarter of 2019, the Company recorded $7.1 million of purchase accounting amortization related to the Power Products acquisition in SG&A within the Marine Engine segment. In the second quarter of 2019, the Company acquired Freedom Boat Club. As a result, for the three months ended September 29, 2019, the Company recorded acquisition-related costs of $0.5 in SG&A and purchase accounting amortization of $0.4 million in SG&A within the Boat segment. In the third quarter of 2018, the Company acquired Power Products - Global Marine & Mobile, resulting in acquisition-related costs from transaction costs of $10.5 million within SG&A, $9.4 million of purchase accounting amortization and $5.1 million of Transaction financing charges. The purchase accounting amortization reflected $4.8 million within SG&A and $4.6 million within COS. All charges were recorded within the Marine Engine segment.

(3) The Company recorded $7.4 million and $9.4 million of restructuring, exit and impairment charges in the third quarter of 2019 and 2018, respectively. Additionally, the Company recorded $0.7 million of IT transformation charges in SG&A within Corporate/Other in the third quarter of 2019, resulting from the Fitness separation.

(4) The Company recorded $294.1 million of pension settlement charges in the third quarter of 2019 in connection with the exit of its defined benefit plans.

(5) In the third quarter of 2019, the Company called its 2021 Senior Notes, resulting in $0.8 million of charges.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018	% Change
Net sales	$3,190.8	$3,159.8	1%
Cost of sales	2,306.4	2,357.2	-2%
Selling, general and administrative expense	380.0	378.9	0%
Research and development expense	91.9	91.7	0%
Restructuring, exit and impairment charges	16.0	46.2	-65%
Operating earnings	396.5	285.8	39%
Equity earnings	5.4	4.0	35%
Pension settlement charge	(294.1)	—	NM
Other expense, net	(1.6)	(3.5)	-54%
Earnings before interest and income taxes	106.2	286.3	-63%
Interest expense	(59.4)	(28.0)	NM
Interest income	2.4	2.3	4%
Transaction financing charges	—	(5.1)	-100%
Earnings before income taxes	49.2	255.5	-81%
Income tax provision	93.8	48.4	94%
Net earnings (loss) from continuing operations	$(44.6)	$207.1	NM

Discontinued operations:
Earnings (loss) from discontinued operations, net of tax	$(108.5)	$14.8	NM
Loss on disposal of discontinued operations, net of tax	(45.0)	—	NM
Net earnings (loss) from discontinued operations, net of tax	(153.5)	14.8	NM
Net earnings (loss)	$(198.1)	$221.9	NM

Earnings (loss) per common share:
Basic
Earnings (loss) from continuing operations	$(0.52)	$2.36	NM
Earnings (loss) from discontinued operations	(1.77)	0.17	NM
Net earnings (loss)	$(2.29)	$2.53	NM

Diluted
Earnings (loss) from continuing operations	$(0.52)	$2.35	NM
Earnings (loss) from discontinued operations	(1.77)	0.16	NM
Net earnings (loss)	$(2.29)	$2.51	NM

Weighted average shares used for computation of:
Basic earnings (loss) per common share	86.5	87.7
Diluted earnings (loss) per common share	86.5	88.3

Effective tax rate	NM	18.9%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)

	Nine Months Ended
	September 28, 2019		September 29, 2018	% Change
Reconciliations
Net sales	$3,190.8		$3,159.8	1%
Sport yacht & yachts (1)	0.7		(44.0)
Adjusted net sales	$3,191.5		$3,115.8	2%

Gross margin	$884.4		$802.6	10%
Sport yacht & yachts (1)	2.5		35.1
Purchase accounting amortization (2)	—		4.6
Adjusted gross margin	$886.9		$842.3	5%

Operating earnings	$396.5		$285.8	39%
Restructuring, exit, impairment and other charges (3)	17.2		46.2
Purchase accounting amortization (2)	22.0		9.4
Sport yacht & yachts (1)	2.9		47.4
Acquisition-related costs (2)	1.8	—	13.0
Adjusted operating earnings	$440.4		$401.8	10%

Earnings before income taxes	$49.2		$255.5	-81%
Restructuring, exit, impairment and other charges (3)	17.2		46.2
Pension settlement charges (4)	294.1		—
Purchase accounting amortization (2)	22.0		9.4
Sport yacht & yachts (1)	2.9		47.4
Acquisition-related costs (2)	1.8		18.1
Loss on Early Extinguishment of Debt (5)	0.8		—
Adjusted pretax earnings	$388.0		$376.6	3%

Diluted earnings (loss) per common share	$(0.52)		$2.35	NM
Restructuring, exit, impairment and other charges (3)	0.20		0.40
Pension settlement charge (4)	3.60		—
Purchase accounting amortization (2)	0.18		0.08
Sport yacht & yachts (1)	0.03		0.42
Acquisition-related costs (2)	0.02		0.16
Loss on early Extinguishment of debt (5)	0.01		—
Special tax items	(0.03)		(0.05)
Adjusted diluted earnings per common share	$3.49		$3.36	4%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yacht operations. In the nine months ended September 28, 2019, the Company recorded charges of $2.9 million related to Sport yacht & yachts, consisting of (0.7) million of net sales, $3.2 million of Cost of sales (COS) and $0.4 million of Selling, general and administrative (SG&A). Sport yacht & yachts had operating losses of $47.4 million for the nine months ended September 29, 2018, consisting of $44.0 million of Net sales, $79.1 million of COS and $12.3 million of SG&A.

(2) In the nine months ended September 28, 2019, the Company recorded $21.5 million of purchase accounting amortization related to the Power Products acquisition in SG&A within the Marine Engine segment. In the second quarter of 2019, the Company acquired Freedom Boat Club. As a result, for the nine months ended September 29, 2019, the Company recorded acquisition-related costs of $1.8 in SG&A and purchase accounting amortization of $0.5 million in SG&A within the Boat segment. In the third quarter of 2018, the Company acquired Power Products - Global Marine & Mobile, resulting in acquisition-related costs from transaction costs of $13.0 million within SG&A, $9.4 million of purchase accounting amortization and $5.1 million of Transaction financing charges. The purchase accounting amortization reflected $4.8 million within SG&A and $4.6 million within COS. All charges were recorded within the Marine Engine segment.

(3) The Company recorded $16.0 million and $46.2 million of restructuring, exit and impairment charges in the nine months ended September 28, 2019 and September 29, 2018, respectively. Additionally, the Company recorded $1.2 million of IT transformation charges in SG&A within Corporate/Other in the nine months ended September 28, 2019, resulting from the Fitness separation.

(4) The Company recorded $294.1 million of pension settlement charges in the third quarter of 2019 in connection with the exit of its defined benefit plans.

(5) In the third quarter of 2019, the Company called its 2021 Senior Notes, resulting in $0.8 million of charges.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 28, 2019	Sep 29, 2018	% Change	Sep 28, 2019	Sep 29, 2018	% Change	Sep 28, 2019	Sep 29, 2018
Marine Engine	$770.2	$802.7	-4%	$135.8	$128.1	6%	17.6%	16.0%
Boat	277.1	322.6	-14%	3.7	(5.0)	NM	1.3%	-1.5%
Marine eliminations	(70.7)	(81.2)	-13%	—	—
Total Marine	976.6	1,044.1	-6%	139.5	123.1	13%	14.3%	11.8%

Corporate/Other	—	—		(19.8)	(24.9)	-20%
Total	$976.6	$1,044.1	-6%	$119.7	$98.2	22%	12.3%	9.4%

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 28, 2019	Sep 29, 2018	% Change	Sep 28, 2019	Sep 29, 2018	% Change	Sep 28, 2019	Sep 29, 2018
Marine Engine	$2,407.7	$2,324.1	4%	$413.3	$372.9	11%	17.2%	16.0%
Boat	1,017.0	1,094.0	-7%	46.5	(22.8)	NM	4.6%	-2.1%
Marine eliminations	(233.9)	(258.3)	-9%	—	—
Total Marine	3,190.8	3,159.8	1%	459.8	350.1	31%	14.4%	11.1%

Corporate/Other	—	—		(63.3)	(64.3)	-2%
Total	$3,190.8	$3,159.8	1%	$396.5	$285.8	39%	12.4%	9.0%

NM = Not meaningful

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - As Adjusted

	Three Months Ended
	Net Sales (1)				Operating Earnings (Loss) (2)				Operating Margin
	Sep 28, 2019	Sep 29, 2018	% Change		Sep 28, 2019		Sep 29, 2018	% Change	Sep 28, 2019	Sep 29, 2018
Marine Engine	$770.2	$802.7	-4%		$146.4		$148.0	-1%	19.0%	18.4%
Boat	277.1	313.6	-12%	—	8.0	—	16.3	-51%	2.9%	5.2%
Marine eliminations	(70.7)	(81.2)	-13%		—		—
Total Marine	976.6	1,035.1	-6%		154.4		164.3	-6%	15.8%	15.9%

Corporate/Other	—	—			(18.6)	—	(24.9)	-25%
Total	$976.6	$1,035.1	-6%		$135.8		$139.4	-3%	13.9%	13.5%

(1) Net sales for the three months ended September 29, 2018 excludes $9.0 million related to Sport yacht & yachts.

(2) Operating earnings (loss) for the three months ended September 28, 2019 excludes $16.1 million of charges; the Marine Engine segment excludes charges of $10.6 million, comprised of $3.5 million of restructuring, exit and impairment charges and $7.1 million of purchase accounting amortization; the Boat segment excludes charges of $4.3 million, comprised of $3.4 million of restructuring, exit and impairment charges, $0.5 million of acquisition-related costs and $0.4 million of purchase accounting amortization; and Corporate/Other excludes charges of $1.2 million, comprised of $0.5 million restructuring, exit and impairment charges and $0.7 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the three months ended September 29, 2018 excludes $41.2 million of charges; the Boat segment excludes charges of $21.3 million, comprised of $9.4 million of restructuring, exit and impairment charges and $11.9 million related to Sport yacht & yachts; and the Marine Engine segment excludes charges of $19.9 million, comprised of $10.5 million of acquisition-related costs and $9.4 million of purchase accounting amortization.

	Nine Months Ended
	Net Sales (3)			Operating Earnings (Loss) (4)			Operating Margin
	Sep 28, 2019	Sep 29, 2018	% Change	Sep 28, 2019	Sep 29, 2018	% Change	Sep 28, 2019	Sep 29, 2018
Marine Engine	$2,407.7	$2,324.1	4%	$438.9	$395.3	11%	18.2%	17.0%
Boat	1,017.7	1,050.0	-3%	59.7	70.1	-15%	5.9%	6.7%
Marine eliminations	(233.9)	(258.3)	-9%	—	—
Total Marine	3,191.5	3,115.8	2%	498.6	465.4	7%	15.6%	14.9%

Corporate/Other	—	—		(58.2)	(63.6)	8%
Total	$3,191.5	$3,115.8	2%	$440.4	$401.8	10%	13.8%	12.9%

(3) Net sales for the nine months ended September 28, 2019 and September 29, 2018 excludes ($0.7) million and $44.0 million, respectively, related to Sport yacht & yachts.

(4) Operating earnings (loss) for the nine months ended September 28, 2019 excludes $43.9 million of charges; the Marine Engine segment excludes charges of $25.6 million, comprised of $4.1 million of restructuring, exit and impairment charges and $21.5 million of purchase accounting amortization; the Boat segment excludes charges of $13.2 million, comprised of $8.0 million of restructuring, exit and impairment charges, $2.9 million related to Sport yacht & yachts, $1.8 million of acquisition-related costs and $0.5 million of purchase accounting amortization; and Corporate/Other excludes charges of $5.1 million, comprised of $3.9 million restructuring, exit and impairment charges and $1.2 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the nine months ended September 29, 2018 excludes $116.0 million of charges; the Boat segment excludes charges of $92.9 million, comprised of $45.5 million of restructuring, exit and impairment charges and $47.4 million of losses from Sport yacht & yachts; the Marine Engine segment excludes charges of $22.4 million, comprised of $13.0 million of acquisition-related costs and $9.4 million of purchase accounting amortization; and Corporate/Other excludes $0.7 million of restructuring, exit and impairment charges.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	September 28, 2019
	Marine Engine	Boat	Total
Geographic Markets
United States	$541.9	$216.6	$758.5
Europe	89.2	20.8	110.0
Asia-Pacific	61.5	9.6	71.1
Canada	44.7	24.9	69.6
Rest-of-World	32.9	5.2	38.1
Marine eliminations	(70.7)	—	(70.7)
Total	$699.5	$277.1	$976.6

Major Product Lines
Parts & Accessories	$431.0	$—	$431.0
Propulsion	339.2	—	339.2
Aluminum Freshwater Boats	—	105.2	105.2
Recreational Fiberglass Boats	—	97.0	97.0
Saltwater Fishing Boats	—	66.9	66.9
Business Acceleration	—	8.0	8.0
Marine eliminations	(70.7)	—	(70.7)
Total	$699.5	$277.1	$976.6

	Nine Months Ended
	September 28, 2019
	Marine Engine	Boat (1)	Total
Geographic Markets
United States	$1,676.8	$761.7	$2,438.5
Europe	334.1	92.1	426.2
Asia-Pacific	175.0	21.4	196.4
Canada	115.5	122.3	237.8
Rest-of-World	106.3	19.5	125.8
Marine eliminations	(233.9)	—	(233.9)
Total	$2,173.8	$1,017.0	$3,190.8

Major Product Lines
Parts & Accessories	$1,263.6	$—	$1,263.6
Propulsion	1,144.1	—	1,144.1
Aluminum Freshwater Boats	—	432.2	432.2
Recreational Fiberglass Boats	—	331.5	331.5
Saltwater Fishing Boats	—	239.7	239.7
Business Acceleration	—	13.6	13.6
Marine eliminations	(233.9)	—	(233.9)
Total	$2,173.8	$1,017.0	$3,190.8

(1) Includes ($0.7) million of net sales related to Sea Ray Sport yacht & yachts in the United States for the nine months ended September 28, 2019.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	September 29, 2018
	Marine Engine	Boat (1)	Total
Geographic Markets
United States	$573.8	$264.2	$838.0
Europe	87.1	22.4	109.5
Asia-Pacific	60.7	9.1	69.8
Canada	51.3	19.7	71.0
Rest-of-World	29.8	7.2	37.0
Marine eliminations	(81.2)	—	(81.2)
Total	$721.5	$322.6	$1,044.1

Major Product Lines
Parts & Accessories	$408.1	$—	$408.1
Propulsion	394.6	—	394.6
Aluminum Freshwater Boats	—	130.3	130.3
Recreational Fiberglass Boats	—	104.3	104.3
Saltwater Fishing Boats	—	86.8	86.8
Business Acceleration	—	1.2	1.2
Marine eliminations	(81.2)	—	(81.2)
Total	$721.5	$322.6	$1,044.1

	Nine Months Ended
	September 29, 2018
	Marine Engine	Boat (1)	Total
Geographic Markets
United States	$1,644.7	$818.8	$2,463.5
Europe	298.1	107.5	405.6
Asia-Pacific	161.6	23.0	184.6
Canada	119.6	124.6	244.2
Rest-of-World	100.1	20.1	120.2
Marine eliminations	(258.3)	—	(258.3)
Total	$2,065.8	$1,094.0	$3,159.8

Major Product Lines
Parts & Accessories	$1,124.2	$—	$1,124.2
Propulsion	1,199.9	—	1,199.9
Aluminum Freshwater Boats	—	461.6	461.6
Recreational Fiberglass Boats	—	372.5	372.5
Saltwater Fishing Boats	—	256.5	256.5
Business Acceleration	—	3.4	3.4
Marine eliminations	(258.3)	—	(258.3)
Total	$2,065.8	$1,094.0	$3,159.8

(1) Includes net sales related to Sea Ray Sport yacht & yachts; for the three months ended September 29, 2018, Sport yacht & yacht sales were $9.0 million, consisting of $8.6 million in the United States and $0.4 million in Rest-of-World; for the nine months ended September 29, 2018, Sport yacht & yacht sales were $44.0 million, consisting of $41.0 million in the United States, $1.3 million in Asia-Pacific, $0.8 million in Canada and $0.9 million in Rest-of-World.

Brunswick Corporation Comparative Condensed Consolidated Balance Sheets (in millions) (unaudited)

	September 28, 2019	December 31, 2018	September 29, 2018
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$366.2	$294.4	$302.4
Restricted cash	11.6	9.0	9.5
Short-term investments in marketable securities	0.8	0.8	0.8
Total cash and short-term investments in marketable securities	378.6	304.2	312.7
Accounts and notes receivable, net	414.7	351.8	392.5
Inventories
Finished goods	532.3	490.8	441.8
Work-in-process	102.4	94.1	102.3
Raw materials	175.5	189.1	180.5
Net inventories	810.2	774.0	724.6
Prepaid expenses and other	90.1	72.9	66.4
Current assets held for sale	—	377.2	370.0
Current assets	1,693.6	1,880.1	1,866.2

Net property	763.7	694.5	615.9

Other assets
Goodwill	414.0	377.3	377.7
Other intangibles, net	591.0	585.8	594.0
Operating lease assets	82.4	—	—
Deferred income tax asset	67.4	97.8	107.1
Equity investments	27.8	32.6	26.4
Other long-term assets	14.5	13.1	11.7
Long-term assets held for sale	—	610.3	623.0
Other assets	1,197.1	1,716.9	1,739.9

Total assets	$3,654.4	$4,291.5	$4,222.0

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$48.5	$41.3	$338.8
Accounts payable	347.6	458.2	415.2
Accrued expenses	507.9	502.1	485.5
Current liabilities held for sale	—	255.0	245.1
Current liabilities	904.0	1,256.6	1,484.6

Debt	1,083.0	1,179.5	891.0
Other long-term liabilities	249.2	173.2	192.2
Long-term liabilities held for sale	—	99.6	96.1
Shareholders’ equity	1,418.2	1,582.6	1,558.1
Total liabilities and shareholders’ equity	$3,654.4	$4,291.5	$4,222.0

Supplemental Information
Debt-to-capitalization rate	44.4%	43.5%	44.1%

Brunswick Corporation Comparative Condensed Consolidated Statements of Cash Flows (in millions) (unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities
Net earnings (loss)	$(198.1)	$221.9
Less: net earnings (loss) from discontinued operations, net of tax	(153.5)	14.8
Net earnings (loss) from continuing operations	(44.6)	207.1
Stock compensation expense	12.2	11.5
Depreciation and amortization	101.5	85.5
Pension expense, net of (funding)	291.6	(157.0)
Asset impairment charges	2.9	31.7
Deferred income taxes	(12.1)	33.8
Changes in certain current assets and current liabilities	(197.2)	(46.1)
Long-term extended warranty contracts and other deferred revenue	8.6	8.4
Income taxes	87.2	9.3
Other, net	4.1	5.8
Net cash provided by operating activities of continuing operations	254.2	190.0
Net cash (used for) provided by operating activities of discontinued operations	(37.9)	44.0
Net cash provided by operating activities	216.3	234.0

Cash flows from investing activities
Capital expenditures	(178.4)	(113.3)
Investments	4.7	(2.2)
Acquisition of businesses, net of cash acquired	(64.1)	(910.0)
Proceeds from the sale of property, plant and equipment	6.4	0.2
Other, net	—	(0.2)
Net cash used for investing activities of continuing operations	(231.4)	(1,025.5)
Net cash provided by (used for) investing activities of discontinued operations	481.9	(5.2)
Net cash provided by (used for) investing activities	250.5	(1,030.7)

Cash flows from financing activities
Proceeds from issuances of short-term debt	655.0	298.9
Payments of short-term debt	(655.0)	—
Net proceeds from issuances of long-term debt	223.4	497.7
Payments of long-term debt including current maturities	(318.3)	(0.7)
Common stock repurchases	(231.1)	(75.0)
Cash dividends paid	(54.1)	(49.6)
Proceeds from share-based compensation activity	0.9	1.4
Tax withholding associated with shares issued for share-based compensation	(9.8)	(12.5)
Other, net	(0.2)	(6.2)
Net cash (used for) provided by financing activities	(389.2)	654.0

Effect of exchange rate changes	(3.2)	(3.6)
Net increase (decrease) in Cash and cash equivalents and Restricted cash	74.4	(146.3)
Cash and cash equivalents and Restricted cash at beginning of period	303.4	458.2

Cash and cash equivalents and Restricted cash at end of period	377.8	311.9
Less: Restricted cash	11.6	9.5
Cash and cash equivalents at end of period	$366.2	$302.4

Reconciliation
Free cash flow
Net cash used for operating activities	$254.2	$190.0

Net cash provided by (used for):
Plus: Capital expenditures	(178.4)	(113.3)
Plus: Proceeds from the sale of property, plant and equipment	6.4	0.2
Plus: Effect of exchange rate changes	(3.2)	(3.6)
Less: Cash impact of Sport yacht & yachts, net of tax	—	(32.3)
Free cash flow	$79.0	$105.6